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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-10751) of our reports dated March 29, 1995, on our audits of the financial statements and financial statement schedule of Brown & Sharpe Manufacturing Company as of December 31, 1994 and for the periods ended December 25, 1993 and December 31, 1994. We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts."

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts

October 8, 1996